Exhibit 10.4
CONFIRMATION

Date:	March 27, 2008

To:	PHH Corporation (“Counterparty”)

Facsimile:	(856) 917-4278

Attention:	Treasurer

From:	JPMorgan Chase Bank, National Association (“JPMorgan”)

Facsimile:	(212) 622-8534
Transaction Reference Number:
          The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between you and us. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Convertible Bond Hedging Transactions between JPMorgan Chase Bank, National Association and PHH Corporation dated as of March 27, 2008 (as amended from time to time, the “Master Confirmation”).
          1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
          2. The particular Transaction to which this Confirmation relates is entered into as part of an integrated hedging transaction of the Convertible Notes pursuant to the provisions of Treasury Regulation Section 1.1275-6.
          3. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	March 27, 2008

Effective Date:	The closing date for the initial issuance of the Convertible Notes

Premium:	USD 13,587,900

Premium Payment Date:	The Effective Date

Convertible Notes:	4% Convertible Senior Notes due 2012, offered pursuant to an Offering Memorandum to be dated as of March 27, 2008 and issued pursuant to the Indenture.

Number of Units:	The number of Convertible Notes in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Notes.

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Unit Entitlement.

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Applicable Percentage:	30%

Number of Shares:	The product of the Number of Units, the Unit Entitlement and the Applicable Percentage.

Expiration Date:	April 15, 2012

Unit Entitlement:	As of any date, a number of Shares per Unit equal to the Conversion Rate (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to the Excluded Provisions of the Indenture).

Indenture:	Indenture to be dated as of April 2, 2008 by and between Counterparty and The Bank of New York, as trustee, pursuant to which the Convertible Notes are to be issued. For the avoidance of doubt, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered following execution of this Confirmation but prior to the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties.

Net Share Provision:	Section 5.04(a)(ii) and Section 5.04(b) (without duplication) of the Indenture

Excluded Provisions:	Sections 5.06(g), 5.02 and 5.17 of the Indenture

Dilution Provisions:	Sections 5.06(a), (b), (c), (d), (e) and (i) of the Indenture

Merger Provision:	Section 5.12 of the Indenture

Tender Offer Provision:	Section 5.12 of the Indenture

Make-Whole Provisions:	Section 5.02(a) of the Indenture

Early Unwind Date:	April 2, 2008, or such later date as agreed by the parties hereto.

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          3. Counterparty hereby agrees (a) to check this Confirmation promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately returning an executed copy to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Yours sincerely, J.P. MORGAN SECURITIES INC., AS AGENT FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ Santosh Sreenivasan
	Name:	Santosh Sreenivasan
	Title:	Executive Director

Confirmed as of the date first above written: PHH CORPORATION
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Vice President & Treasurer